Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Isdera Inc (the “Company”) on Form F-4 to be filed on October 23, 2026, of our report dated July 14, 2026, with respect to our audit of the financial statements of UY Scuti Acquisition Corp. for the fiscal years ended March 31, 2026 and 2025, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Audit Alliance, LLP

Singapore
October 23, 2026